Exhibit 24.1

POWER OF ATTORNEY

Know all persons by these presents, that I, the undersigned, a director of The St. Paul Travelers Companies, Inc., a Minnesota corporation (the “Company”), do hereby make, nominate and appoint Bridget M. Healy, Bruce A. Backberg, and Kenneth F. Spence III, or any of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2005, to be filed by the Company with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date
By	/S/ JOHN H. DASBURG	February 6, 2006
John H. Dasburg

By	/S/ LESLIE B. DISHAROON	February 7, 2006
Leslie B. Disharoon

By	/S/ JANET M. DOLAN	February 7, 2006
Janet M. Dolan

By	/S/ KENNETH M. DUBERSTEIN	February 7, 2006
Kenneth M. Duberstein

By	/s/ LAWRENCE G. GRAEV	February 7, 2006
Lawrence G. Graev

By	/S/ THOMAS R. HODGSON	February 7, 2006
Thomas R. Hodgson

By	/S/ ROBERT I. LIPP	February 7, 2006
Robert I. Lipp

By	/S/ BLYTHE J. MCGARVIE	February 7, 2006
Blythe J. McGarvie

By	/S/ GLEN D. NELSON	February 7, 2006
Glen D. Nelson M.D.

By	/s/ CLARENCE OTIS, JR.	February 27, 2006
Clarence Otis, Jr.

By	/S/ LAURIE J. THOMSEN	February 7, 2006
Laurie J. Thomsen